UMPQUA HOLDINGS CORPORATION 2nd Quarter 2015 Earnings Conference Call Presentation July 16, 2015

2 Forward-looking Statements This presentation includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward- looking statements and we undertake no obligation to update any such statements. In this press release we make forward-looking statements about the integration of the merger with Sterling Financial Corporation; timing and amount of merger-related synergies; and credit discount accretion related to the merger. Specific risks that could cause results to differ from these forward looking statements are Umpqua’s ability to achieve the synergies and earnings accretion contemplated by the Sterling merger; Umpqua’s ability to promptly and effectively integrate the businesses of Sterling and Umpqua. Additional risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation, changes in the discounted cash flow model used to determine the fair value of subordinated debentures; prolonged low interest rate environment; unanticipated weakness in loan demand or loan pricing; deterioration in the economy; material reductions in revenue or material increases in expenses; lack of strategic growth opportunities or our failure to execute on those opportunities; our inability to effectively manage problem credits; certain loan assets becoming ineligible for loss sharing; unanticipated increases in the cost of deposits; the consequences of a phase-out of junior subordinated debentures from Tier 1 capital; the diversion of management time on issues related to merger integration; changes in laws or regulations; and changes in general economic conditions.

Second Quarter 2015 Highlights 3 > (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.  Reported second quarter operating earnings1 of $68.7 million:  $2.2 million increase in net interest income, driven primarily by strong loan growth  $1.4 million decrease in provision for loan and lease losses, driven primarily by lower net charge-offs, mostly offset by higher provisions related to strong loan growth  $16.8 million in increase in non-interest income, driven primarily by higher mortgage banking revenue  $1.1 million increase in non-interest expense (excluding merger-related expense), reflecting a $4.9 million increase in variable mortgage expenses related to higher mortgage volumes and $1.5 million in severance-related costs. These were mostly offset by additional merger-related cost synergies realized during the quarter  Strong loan growth, season decline in deposits:  Loan and lease (gross of sales) growth of $476.9 million, or 12.3% annualized  Deposits decreased by $77.5 million due to seasonal outflows related to tax payments  Prudently managed capital:  Tangible book value per common share1 increased to $8.92, from $8.88 in the prior quarter  Declared a dividend of $0.15 per common share  Repurchased 360,000 shares of common stock, for a total of $6.4 million $0.27 $0.30 $0.27 $0.26 $0.31 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Operating Earnings Per Diluted Share (1)

Key Performance Ratios

		For the quarter ended				
		Q2 2015	Q1 2015	Q4 2014	Q3 2014	Q2 2014
Profitability (operating basis)[1]	Return on average assets	1.21%	1.01%	1.04%	1.16%	1.08%
	Return on average tangible assets	1.32%	1.10%	1.13%	1.26%	1.18%
	Return on average common equity	7.24%	6.03%	6.34%	6.94%	6.49%
	Return on average tangible common equity	14.04%	11.71%	12.56%	13.78%	12.83%
	Efficiency ratio - consolidated	59.74%	63.38%	64.23%	59.79%	60.12%
	Net interest margin - consolidated	4.50%	4.53%	4.69%	4.75%	5.01%
Credit Quality	Non-performing loans and leases to loans and leases	0.29%	0.33%	0.39%	0.33%	0.35%
	Non-performing assets to total assets	0.31%	0.36%	0.43%	0.37%	0.37%
	Net charge-offs to average loans and leases (annualized)	0.11%	0.23%	0.12%	0.14%	0.15%
Capital	Tangible common equity to tangible assets [1]	9.38%	9.28%	9.32%	9.22%	9.32%
	Basel III - Tier 1 common to risk-weighted asset ratio [2]	11.0%	11.1%	NA	NA	NA
	Basel III - Total risk-based capital ratio [2]	14.4%	14.6%	NA	NA	NA
	Basel I - Tier 1 common to risk-weighted asset ratio	NA	NA	11.5%	11.2%	10.7%
	Basel I - Total risk-based capital ratio	NA	NA	15.2%	14.9%	14.2%

- [1] Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided at the end of this slide presentation.
- [2] Capital ratio estimated for current quarter, pending completion and filing of regulatory reports.

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UMPQUA BANK

Summary Income Statement 5 > Note: tables may not foot due to rounding. > (1) Income tax effect of pro forma operating earnings adjustments at 40% for tax-deductible items. > (2) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation. ($ in millions except per share data) 2Q 2015 1Q 2015 2Q 2014 Net interest income before provision 218.1$ 215.9$ 212.3$ Provision for loan and lease losses 11.3 12.6 14.7 Net interest income 206.9 203.3 197.6 Non-interest income 80.4 63.6 45.5 Non-interest expense 201.9 193.1 214.1 Income before provision for income taxes 85.4 73.8 28.9 Provision for income taxes 30.6 26.6 11.4 Net income 54.8 47.1 17.5 Dividends and undistributed earnings allocated to participating securities 0.1 0.1 0.1 Net earnings available to common shareholders 54.7$ 47.0$ 17.5$ Adjustments Net loss on junior subordinated debentures carried at fair value, net of tax (1) 0.9 0.9 0.8 Merger related expenses, net of tax (1) 13.1 8.4 35.9 Operating earnings (2) 68.7$ 56.4$ 54.2$ Earnings per diluted share: Earnings available to common shareholders $0.25 $0.21 $0.09 Operating earnings (2) $0.31 $0.26 $0.27 Quarter ended

Net Interest Income and Margin 6 $212.3 $225.7 $228.0 $215.9 $218.1 5.01% 4.75% 4.69% 4.53% 4.50% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% $100 $120 $140 $160 $180 $200 $220 $240 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Net interest income Net interest margin > Net interest income increased by $2.2 million from the prior quarter • Driven by strong loan growth (in millions) Net interest margin, excluding interest income related to credit discount from Sterling deal and related to 310-30 covered loan PIFs 4.28% 4.25% 4.22% 4.16% 4.15%

Provision for Loan and Lease Losses 7 > Provision for loan and lease losses decreased by $1.4 million from the prior quarter • Driven by lower net charge-offs, mostly offset by stronger loan growth $14.7 $14.3 $5.2 $12.6 $11.3 $0 $2 $4 $6 $8 $10 $12 $14 $16 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Provision for loan and lease losses(in millions)

($6.0) ($3.4) ($2.5) ($2.7) ($2.8)$4.7 $8.1 $8.2 $9.5 $12.9 $0.6 $8.3 $5.7 $6.7 $8.7 $2.0 $2.2 $2.0 $2.8 $2.0 $24.3 $26.0 $16.5 $28.2 $40.0 $4.6 $4.9 $5.0 $4.8 $4.6 $15.4 $16.1 $15.5 $14.3 $14.8 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Service charges Brokerage fees Residential mortgage banking revenue, net BOLI income Gain on loan sales Other income Other misc. Non-interest Income 8 > Non-interest income increased by $16.8 million from the prior quarter • Driven by higher mortgage banking revenue, other income and gain on loan sales (in millions) $50.3$45.5 $62.2 > (1) Includes net gain on investment securities, loss on junior subordinated debentures carried at fair value, and change in FDIC indemnification asset. (1) $63.6 $80.4

Mortgage Banking Revenue 9 $22.1 $24.1 $18.4 $31.5 $33.7 $5.4 $6.2 $6.3 $6.5 $6.8 $(3.2) $(4.3) $(8.2) $(9.7) $(0.4) Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Origination and sale Servicing Change in fair value of MSR asset > Total mortgage banking revenue increased by $11.8 million from the prior quarter • Driven primarily by a lower loss related to the change in fair value of the MSR • Servicing revenue continues to grow, up 4.8% on a linked quarter basis (in millions) $24.3 $26.0 $16.5 $28.2 $40.0

> Total mortgage originations increased by 23% from the prior quarter, and gain on sale margin decreased by 27 bps due to a higher mix of purchase volume 10 $271 $292 $320 $311 $447 $624 $696 $622 $862 $997 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Closed mortgage volume Portfolio For Sale (in millions) Mortgage Originations and Gain on Sale Margin $895 $988 $942 3.55% 3.46% 2.95% 3.65% 3.38% 0.02 0.025 0.03 0.035 0.04 0.045 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Gain on sale margin $1,173 $1,444

Non-interest Expense 11 Non-interest Expense Bridge (excludes merger-related expense) > Non-interest expense (excluding merger-related expenses) increased by $1.1 million from the prior quarter • Achieved $71 million, or 82%, of $87 million (annualized) cost synergy target, in June 2015. • The Q2 2015 expense run-rate did not reflect the full benefit of synergies achieved due to timing. Based on the June 2015 monthly expense run-rate, our quarterly operating expense, before additional synergy realization, is expected to be between $170 and $175 million, depending on level of mortgage production. $179.0 $180.1 (in millions) $(4.9) $(1.5) $4.0 $1.3 > (1) For presentation purposes, non-interest expense excludes merger-related expenses of $14.1 million and $21.8 million for Q1 2015 and Q2 2015, respectively.

Selected Balance Sheet 12 ($ in millions) 2Q 2015 1Q 2015 2Q 2014 Total assets 22,793.3$          22,953.2$          22,038.9$          Interest bearing deposits 515.3                  1,087.9              492.7                 Investment securities 2,572.1               2,550.5              2,603.9 Loans and leases, gross 15,974.2            15,549.0           15,136.5           Allowance for loan and lease losses (127.1)                 (120.1)                (106.5)                Goodwill and other intangibles, net 1,839.8               1,842.6              1,842.7 Deposits 17,145.0            17,222.6           16,323.0           Securities sold under agreements to repurchase 325.7                  321.2                 315.0                 Term debt 890.0                  965.7                 1,057.9              Total shareholders' equity 3,804.2               3,801.0              3,725.8              Ratios: Loan to deposit ratio 93.2% 90.3% 92.7% Book value per common share $17.27 17.24$                $17.15 Tangible book value per common share (1) $8.92 8.88$                  $8.67 Tangible common equity to tangible assets (1) 9.38% 9.28% 9.32% > (1) Non-GAAP financial measure. A reconciliation to the comparable GAAP measurement is provided in the appendix of this slide presentation.

Loan Growth 13 Loans and Leases (Gross) $6.4 $6.5 $7.2 $7.7 $15.3 $15.5 $16.0 (in billions) 20% 17% 17% 2% 9% 6% 4% 16% 6% 3% Non-owner occupied term CRE Owner occupied term CRE Multifamily Commercial construction Residential development Commercial term Commercial lines of credit & other Leases & equipment finance Mortgage Home equity lines & loans Consumer & other As of June 30, 2015 > Loan and lease growth (gross of sales) of $476.9 million, or 12.3% annualized, from the prior quarter • Loan growth was partially offset by quarterly portfolio residential mortgage loans loan sales of $51.7 million

29% 12% 37% 6% 16% Demand, non-interest bearing Demand, interest bearing Money market Savings Time Deposit Growth $9.4 $9.2 $9.4 $9.1 $16.9 $17.2 $17.1 (in billions) Total Deposits As of June 30, 2015 > Total deposits decreased by $77.5 million from the prior quarter • Driven by seasonal outflows related to tax payments > Cost of interest bearing deposits remained low at 0.24% 14

Credit Quality 15 > All of the key credit quality ratios remained strong 0.70% 0.76% 0.76% 0.77% 0.80% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Allowance for loan and lease losses to loans and leases 0.37% 0.37% 0.43% 0.36% 0.31% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Non-performing assets to total assets 0.15% 0.14% 0.12% 0.23% 0.11% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Net charge-offs to average loans and leases (annualized) Ratio after grossing up for value of Sterling-related credit mark remaining at quarter end 2.2% 2.0%2.1% 1.8% 1.7%

Capital Ratios 16 > Under Basel III rules, all regulatory capital ratios remained in excess of well-capitalized and internal policy limits > Focused on prudently managing capital • Current quarterly dividend of $0.15 per share, ~3.3% dividend yield • Repurchased 360,000 shares of common stock, for a total of $6.4 million Tangible Common Equity/Tangible Assets Tier 1 Leverage Tier 1 Common Risk Based Tier 1 Risk Based Total Risk Based Q2 2015 Capital Ratios (1) Common TRUP LLR 9.4% 11.0% 11.6% 14.4% 9.38% > (1) Regulatory capital ratios are calculated based on Basel III rules, and are estimates pending completion and filing of the Company’s regulatory reports. > Note: LLR = loan loss reserve, TRUP = trust preferred capital, Common = tangible common equity.

Appendix – Non-GAAP Reconciliation

Non-GAAP Reconciliation – Operating Earnings

(Dollars in thousands, except per share data)	Quarter Ended Jun 30, 2015	Mar 31, 2015	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	% Change Seq. Quarter	Year over Year
Net earnings available to common shareholders	$ 54,691	$ 47,045	$ 52,436	$ 58,741	$ 17,459	16 %	213 %
Adjustments:							
Net loss on junior subordinated debentures carried at fair value, net of tax (1)	943	933	953	955	821	1 %	15 %
Merger related expenses, net of tax (1)	13,078	8,449	6,038	5,274	35,926	55 %	(64)%
Operating earnings	$ 68,712	$ 56,427	$ 59,427	$ 64,970	$ 54,206	22 %	27 %
Earnings per diluted share:							
Earnings available to common shareholders	$ 0.25	$ 0.21	$ 0.24	$ 0.27	$ 0.09	19 %	178 %
Operating earnings	$ 0.31	$ 0.26	$ 0.27	$ 0.30	$ 0.27	19 %	15 %

	Six Months Ended Jun 30, 2015	Jun 30, 2014	% Change Year over Year
Net earnings available to common shareholders	$ 101,736	$ 35,997	183 %
Adjustments:			
Net loss on junior subordinated debentures carried at fair value, net of tax (1)	1,876	1,147	64 %
Merger related expenses, net of tax (1)	21,527	40,999	nm
Operating earnings	$ 125,139	$ 78,143	60 %
Earnings per diluted share:			
Earnings available to common shareholders	$ 0.46	$ 0.23	100 %
Operating earnings	$ 0.57	$ 0.50	14 %

(1) Income tax effect of pro forma operating earnings adjustments at 40% for tax-deductible items.
nm = not meaningful.

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UMPQUA BANK

Non-GAAP Reconciliation – Tangible Book Value 19 (Dollars in thousands, except per share data) Jun 30, 2015 Mar 31, 2015 Dec 31, 2014 Sep 30, 2014 Jun 30, 2014 Total shareholders' equity $ 3,804,179 $ 3,800,970 $ 3,777,626 $ 3,749,101 $ 3,725,759 Subtract: Goodwill and other intangible assets, net 1,839,760 1,842,567 1,842,958 1,845,242 1,842,670 Tangible common shareholders' equity $ 1,964,419 $ 1,958,403 $ 1,934,668 $ 1,903,859 $ 1,883,089 Total assets $ 22,793,331 $ 22,953,158 $ 22,609,903 $ 22,484,652 $ 22,038,928 Subtract: Goodwill and other intangible assets, net 1,839,760 1,842,567 1,842,958 1,845,242 1,842,670 Tangible assets $ 20,953,571 $ 21,110,591 $ 20,766,945 $ 20,639,410 $ 20,196,258 Common shares outstanding at period end 220,279,738 220,453,729 220,161,120 217,261,722 217,190,721 Tangible common equity ratio 9.38% 9.28% 9.32% 9.22% 9.32% Tangible book value per common share $ 8.92 $ 8.88 $ 8.79 $ 8.76 $ 8.67

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